UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2017
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WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)
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Ireland	001-16503	98-0352587
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Willis Group Limited,
51 Lime Street, London, EC3M 7DQ, England and Wales
(Address, including Zip Code, of Principal Executive Offices)
(011) 44-20-3124-6000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operation and Financial Condition
This Current Report on Form 8-K/A amends the Current Report on Form 8-K (the “Form 8-K”) of Willis Towers Watson Public Limited Company (the “Company”), filed with the Securities and Exchange Commission on February 9, 2017.
On February 9, 2017, the Company issued a press release announcing its financial results for the period ended December 31, 2016 (the “Earnings Release”). The full text of the Earnings Release was furnished as Exhibit 99.1 to the Form 8-K.
The Company is filing this Form 8-K/A to reflect certain reclassifications in the Consolidated Statement of Cash Flows for the period ended December 31, 2016 included in the Earnings Release. The Earnings Release announced that Net Cash from Operating Activities for 2016 was $967 million and Free Cash Flow, a non-GAAP measure, for 2016 was $745 million. As a result of the reclassifications described below, these two amounts changes to $920 million and $702 million, respectively.
These reclassifications to the Consolidated Statement of Cash Flows for the period ended December 31, 2016 included (i) a $49 million reduction to “Other assets” in Cash Flows from Operating Activities; and (ii) an increase of $49 million in “Proceeds from issuance of shares and excess tax benefit” in Cash Flows (used in)/from Financing Activities.
In addition, $4 million reported as a use of cash in “Additions to fixed assets and software for internal use” in Cash Flows (used in)/from Investing Activities was reclassified to a use of cash in “Acquisition of and dividends paid to noncontrolling interests” in Cash Flows (used in)/from Financing Activities.
Finally, a $206 million cash source originally included in “Other assets” in Cash Flows from Operating Activities was reclassified as “Other liabilities”. This adjustment had no overall effect on Net cash from Operating Activities. All other reclassifications were inconsequential and had no meaningful effect on the amounts presented in the Consolidated Statements of Cash Flows.
In aggregate, these reclassification reduced Net Cash from Operations by $47 million and increased Net Cash Flows from Investing Activities and Net Cash used in Financing Activities by $7 million and $40 million, respectively.
The revised Consolidated Statements of Cash Flows is filed as an exhibit to this Current Report on Form 8-K/A and is incorporated herein by reference.
Free Cash Flow represents the cash that WTW generates through operations after considering required capital expenditures. This non-GAAP measure is not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. This non-GAAP measure should be considered in addition to, and not as a substitute for, the information contained within the Company’s financial statements.
A revised reconciliation of Net Cash from Operating Activities and Free Cash Flow for 2016 is reflected in the table below:
Reconciliation of Net Cash from Operating Activities to Free Cash Flow

Years ended
December 31, 2016
(in millions)
Net Cash from Operating Activities	$920
Less: Additions to fixed assets and software for internal use	(218)
Free Cash Flow	$702
The information contained in this Form 8-K/A (including the previously filed Exhibit 99.1 and Exhibit 99.2 filed herewith) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.
The version of the Earnings Release that has been posted to the Company’s website has been updated to reflect these corrections.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed as part of this report:

Exhibit No.	Description
99.1	Press release, dated February 9, 2017, announcing the financial results for the period ended December 31, 2016 for Willis Towers Watson plc. (previously filed)
99.2	Revised Consolidated Statements of Cash Flows

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Willis Towers Watson Public Limited Company

By:	/s/ SUSAN D. DAVIES
Susan D. Davies
Controller and
Principal Accounting Officer

Dated: February 14, 2017